UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2025

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400		60611-4213
Chicago, Illinois		(Zip Code)
(Address of principal executive offices)

The registrant's telephone number, including area code: (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

On March 17, 2025, Oil-Dri Corporation of America (the “Company”) announced the appointment of Jonathan Blake as Vice President, Corporate Controller and principal accounting officer of the Company, effective March 17, 2025. Upon Mr. Blake’s appointment as principal accounting officer, Susan Kreh, the Company’s Chief Financial Officer and Chief Information Officer, will no longer continue as principal accounting officer. Ms. Kreh will continue her duties as the Company’s Chief Financial Officer and Chief Information Officer, and will remain the principal financial officer of the Company.

Mr. Blake, age 48, most recently served as Global Corporate Controller at Videojet Technologies Inc., a position he has held since July 2018. Prior to that, Mr. Blake served as Global Corporate Controller & North America Finance Director at Optimas OE Solution Holdings from May 2015 through June 2018, in various accounting and internal controls positions at Kraft Foods from June 2009 through May 2015, as a Senior Manager at Deloitte & Touche LLP from August 1998 through June 2005 and again from July 2007 through June 2009 and as a Senior Manager of Global Offering and IRFS Services from June 2005 through June 2007. Mr. Blake holds a Bachelor of Business Administration degree in accounting from the College of William and Mary.

Mr. Blake will (i) receive an annual salary of $315,000, (ii) be eligible to participate in the Company’s bonus program, with a target bonus opportunity of 30% of his annual salary, dependent on the attainment of performance goals, and (iii) be entitled to participate in benefit plans generally made available to executive officers and employees of the Company. Additionally, in connection with his appointment, the Company will award Mr. Blake a grant of 1,000 shares of restricted stock of the Company on March 19, 2025, all of which will cliff vest on March 19, 2028. Such restricted stock was issued under the Company’s long-term incentive plan and is subject to the terms and conditions of such plan.

The selection of Mr. Blake to serve as Vice President, Corporate Controller and principal accounting officer was not pursuant to any arrangement or understanding between him and any other person. Mr. Blake has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.
The Company issued a press release on March 17, 2025 announcing the appointment of Mr. Blake described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release of the Company dated March 17, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Anthony W. Parker
Anthony W. Parker
Vice President, General Counsel & Secretary

Date:  March 17, 2025